UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GOODRICH PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

801 Louisiana, Suite 700

Houston, Texas 77002

Phone (713) 780-9494

Fax (713) 780-9254

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS

to be held on May 23, 2018

The following information relates to the proxy statement that we filed with the Securities and Exchange Commission on April 23, 2018 (the “Proxy Statement”) in connection with the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Goodrich Petroleum Corporation (“we” or “the Company” or “Goodrich”) to be held at The Coronado Club, located at 919 Milam, Suite 500, Houston, Texas, 77010, on May 23, 2018, at 11:00 a.m. local time. The information in this supplement amends and supplements the information provided to our stockholders under the applicable proxy disclosure rules and set forth in the Proxy Statement. Except as described in this supplement, the information provided in the Proxy Statement continues to apply. This supplement is being filed with the Securities and Exchange Commission and is being made available to our stockholders on May 11, 2018.

The Proxy Statement contains important additional information, and this supplement should be read in conjunction with it.

REMOVAL OF PROPOSAL FOUR
REGARDING APPROVAL OF THE THIRD AMENDMENT TO

THE GOODRICH PETROLEUM CORPORATION 2016 LONG-TERM INCENTIVE PLAN
FROM STOCKHOLDER CONSIDERATION

On May 10, 2018, our board of directors determined not to seek stockholder approval at the Annual Meeting of Proposal Four regarding the Third Amendment to our 2016 Long-Term Incentive Plan (the “LTIP”), which would increase the number of shares of common stock available under the LTIP by 1,500,000 shares (from 3,500,000 shares to 5,000,000 shares).  Accordingly, we are no longer proposing to modify the LTIP as set forth in Proposal Four and Proposal Four has been removed from the agenda for the Annual Meeting and will not be considered or voted on at the Annual Meeting. All other proposals presented in the Proxy Statement remain on the agenda for the Annual Meeting and will be considered and voted on at the Annual Meeting as set forth in the Proxy Statement.

While our board of directors believes that Proposal Four was appropriately proposed by us, upon further review and careful consideration of various marketplace factors and the views of Company management and advisors to management and the board of directors, as well as discussions with Company stockholders, our board of directors has determined that it is in the best interest of the Company and our stockholders to remove Proposal Four from stockholder consideration at the Annual Meeting.

The record date for the Annual Meeting remains April 2, 2018. Accordingly, only stockholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the Annual Meeting.

In light of the removal of Proposal Four from consideration at the Annual Meeting, we note to our stockholders the following important matters regarding voting:

1

•                  We will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the removal of Proposal Four;

•                  Any proxy card or voting instructions received to date or received in the future for Proposal One (the election of the three Class II director nominees named in the Proxy Statement), Proposal Two (the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018) or Proposal Three (the approval, on an advisory basis, of the compensation of our Named Executive Officers as described in the “Executive Compensation” section, compensation tables and accompanying narrative discussion in the Proxy Statement) are and will be valid;

•                  Any voting directions on Proposal Four received via proxy cards or voting instructions will be disregarded and no shares will be voted with respect to Proposal Four. Proxy cards or voting instructions received and providing direction on the remaining proposals (Proposals One, Two and Three) will remain valid and will be voted on those proposals as directed in such proxy card or voting instructions; and

•                  If you have already submitted a proxy card or voting instructions, you do not need to resubmit them with different directions unless you wish to change any votes previously cast on the remaining proposals or revoke your proxy (as discussed in greater detail in the Proxy Statement). You may change your vote at any time prior to the Annual Meeting (as discussed in greater detail in the Proxy Statement).

Your votes regarding the remaining proposals are important. Please vote on these proposals as described in the Proxy Statement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, we filed a definitive proxy statement with the Securities and Exchange Commission on April 23, 2018 and, on April 24, 2018, commenced mailing the definitive proxy statement, its related proxy card, a notice of meeting and our Annual Report on Form 10-K for the year ended December 31, 2017. Before making any voting decision, you are urged to read the definitive proxy statement and all of the related proxy materials carefully. Copies of the definitive proxy materials including our Annual Report on Form 10-K for the year ended December 31, 2017 are available at http://www.astproxyportal.com/ast/21080.